SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2018

Date of Report

(Date of Earliest Event Reported)

UNITED CAPITAL CONSULTANTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55741	81-4625084
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3210 East Coralbell Avenue

Mesa, Arizona 95204

(Address of principal executive offices) (zip code)

480-666-4116

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report. You should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

ITEM 1.01 Entry into a Material Definitive Agreement

Teaming Agreement between United Capital Consultants, Inc. and MAV Capital SLLC

On November 11, 2018, United Capital Consultants, Inc. (“UCC” or the “Company”) entered into a Teaming Agreement with MAV Capital SLLC, a company based in Illinois (“MAV”), to establish the basis for a teaming relationship under which the parties will work together for the purpose of providing advice in connection with and facilitating the development and funding of projects introduced by the parties in the Southeast Asia and Oceania regions (the “Projects”).

Under the Teaming Agreement, UCC shall: (1) procure Projects, internally originated or through an independent sales force; (2) provide consulting services and prepare a working draft of Pro Forma financial statements indicating the anticipated investment returns factoring in local incentives and/or obligations such as tax and VAT; (3) provide spreadsheet outlining all anticipated Project CapEx and anticipated Project funding requirements; (4) facilitate the finalization and execution of all relevant power purchase and/or leasing agreements, site control lease or purchase contracts, interconnection agreements and other required documentation; (5) provide advice, make introductions and/or otherwise make arrangements for each Project’s funding requirements; and (6) provide any and all other responsibilities customary for parties acting as “Co-developers” of each Project and MAV shall: (1) procure “bankable” Prime EPC contractor with sufficient bonding and insurance appropriate to the system size (“nameplate capacity”) of the Project(s); (2) procure construction and debt financing for the Project at an initial debt-to-equity ratio of between 85/15 and 90/10 assured through Sinosure, if necessary (each a “Debt Financing”); and (3) provide any and all other responsibilities customary for parties acting as “Co-developers” of each Project.

In exchange for the services to be provided under the Teaming Agreement, MAV shall receive fees equal to Four percent (4%) of total Debt Financing procured by MAV in connection with each Project (the “MAV Fees”). MAV hereby agrees that the MAV Fees will be converted into shares of the common stock of UCC at a conversion rate equal to the current market trading price per share of UCC’s common stock at the time of completion of each Project that is financed successfully. The conversion of the MAV Fees into shares of the common stock of the Company will be evidenced by separate stock purchase agreements containing customary representations as to the suitability of the Parties to enter into such agreements.

The Teaming Agreement will remain in effect for successive one year periods unless earlier terminated. Each party may terminate the Teaming Agreement upon 30 days’ written notice to the other party; provided, either party shall have the right to immediately terminate the Teaming Agreement if the Teaming Agreement is no longer lawful or if the other party commits any of the following events of default: (1) an intentional act of fraud, gross negligence or any other material violation of law; (2) intentional damage or misrepresentation of the non-breaching party’s brand or reputation; (3) intentional disclosure of the non-breaching party’s Confidential Information; or (4) a material breach of the Teaming Agreement, or any other agreements entered into between the parties, that is not cured within 15 days’ of written notice to the breaching party from the non-breaching party.

MAV Capital SLLC is a private company located in Illinois that has extensive knowledge and experience in originating, developing and funding renewable energy projects. MAV has relationships with equity and capital vendors, international EPC contractors, equipment suppliers, project debt financiers, insurance and risk mitigation agents and has significant experience in project management and other project related expertise. MAV also has access to Projects in various stages of development around the world that we believe may be of interest to UCC.

ITEM 9.01 Financial Statements and Exhibits

Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission.

10.4*	Teaming Agreement between United Capital Consultants, Inc. and MAV Capital SLLC

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2018

UNITED CAPITAL CONSULTANTS, INC.

By:	/s/ Clayton Patterson
Clayton Patterson
President